                     SECURITIES AND EXCHANGE COMMISSION

                           WASHINGTON, D.C. 20549


                                  FORM 8-K

                               CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of
                     The Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported):  June 26, 1996



                        REGIONS FINANCIAL CORPORATION
           ------------------------------------------------------
           (Exact name of registrant as specified in its charter)



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
   Delaware                       0-6159                   63-0589368
- ---------------                ------------           ------------------
(State or other                (Commission               (IRS Employer
jurisdiction of                File Number)            Identification No.)
 incorporation)
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                            417 North 20th Street
                         Birmingham, Alabama  35203
        -------------------------------------------------------------
        (Address, including zip code, of principal executive offices)

                               (205) 326-7100
            ----------------------------------------------------
            (Registrant's telephone number, including area code)

ITEM 5.      OTHER EVENTS.

     In connection with its program of acquiring financial institutions in existing or adjacent markets, Regions Financial Corporation ("Regions") is filing this Current Report on Form 8-K (the "Current Report") with respect to certain aspects of its consummated and pending acquisitions for the 1996 fiscal year.

     On March 1, 1996, First National Bancorp, located in Gainesville, Georgia, merged with a wholly owned subsidiary of Regions in a combination accounted for as a pooling of interests. Supplemental consolidated financial statements of Regions giving effect to the combination of First National Bancorp with Regions were included as Exhibit 99.C to the Annual Report of Regions on Form 10-K for the year ended December 31, 1995, and Regions' management's discussion and analysis of financial condition and results of operations giving effect to the combination of First National Bancorp with Regions was included as Exhibit 99.1 to Regions' Current Report on Form 8-K filed June 4, 1996.

     During the first three months of 1996, Regions has consummated, in addition to the combination with First National Bancorp, the acquisitions of
(i) Metro Financial Corporation ("Metro"), located in Atlanta, Georgia and (ii) Enterprise National Bank of Atlanta ("Enterprise"), located in Atlanta, Georgia.

     Since March 31, 1996 Regions has consummated the acquisition of First Federal Bank of Northwest Georgia, Federal Savings Bank ("First Federal"), located in Cedartown, Georgia, which added approximately $94 million in assets to Regions' consolidated balance sheet, and which resulted in the issuance of 388,677 shares of Regions common stock having an approximate value of $17 million, computed as of the date of consummation of the First Federal acquisition. Regions has accounted for the First Federal acquisition as a pooling of interests.

     In addition, as of the date of this Current Report, Regions has pending seven additional acquisitions (the "Pending Acquisitions") in Georgia, Louisiana, and Florida, certain aspects of which transactions are set forth in the following table.


                              PENDING ACQUISITIONS



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
                                                                   CONSIDERATION
                                                                 -----------------
                                                       APPROXIMATE                               ANTICIPATED
                                              --------------------------                         ACCOUNTING
              INSTITUTION                     ASSET SIZE           VALUE(1)    TYPE              TREATMENT
    ---------------------------------         ----------           -----       ----              ------------
                                                    (In millions)
First Gwinnett Bancshares, Inc., located           $  68            $  13      Regions             Purchase
in Norcross, Georgia (the "First Gwinnett                                      Common
Acquisition")(2)                                                               Stock


Delta Bank & Trust Company, located in Belle         197               34      Regions             Purchase
Chasse, Louisiana (the "Delta Acquisition")(3)                                 Common
                                                                               Stock

American Bancshares of Houma, Inc., located in        89               17      Regions             Purchase
Houma, Louisiana (the "ABH Acquisition")(4)                                    Common
                                                                               Stock

Rockdale Community Bank, located in Conyers,          48               13      Regions             Purchase
Georgia (the "Rockdale Acquisition")(5)                                        Common
                                                                               Stock

Florida First Bancorp, Inc. located                  304               40      Cash                Purchase
in Panama City, Florida (the "Florida
First Acquisition")(6)

Allied Bankshares, Inc., located in Thomson,         562              136      Regions             Pooling
Georgia (the "Allied Acquisition")(7)                                          Common                of
                                                                               Stock               Interests

West Carroll Bancshares, Inc., located in Oak                                  Regions             Pooling
Grove, Louisiana (the "West Carroll Acquisition")    121               29      Common                of
(8)                                                                            Stock               Interests
                                                    ____             ____


    Totals..................................      $1,389            $ 282
                                                  ======            =====

(1)    Calculated as of the date of announcement of such transactions.

(2) At the effective time of the merger of First Gwinnett Bancshares, Inc. ("First Gwinnett") with and into Regions (the "First Gwinnett Effective Time"), each share of First Gwinnett common stock issued and outstanding at the First Gwinnett Effective Time, with certain exceptions, will be converted into 1.1336 shares of Regions common stock.

(3)  At the effective time of the merger of Delta Bank & Trust Company
("Delta") into Regions Bank of Louisiana, Regions' Louisiana banking subsidiary (the "Delta Effective Time"), each share of Delta common stock issued and outstanding at the Delta Effective Time, with certain exceptions, will be converted into 2.2568 shares of Regions common stock, subject to possible adjustment in the event the average closing price of Regions common stock for a specified period is less than $34.00 or greater than $46.00, and an additional cash payment of up to $4.51 in the event such average closing price is less than $40.00.

(4) At the effective time of the merger of American Bancshares of Houma, Inc. ("ABH") into Regions (the "ABH Effective Time"), each share of ABH common stock issued and outstanding at the ABH Effective Time, with certain exceptions, will be converted into 1.66 shares of Regions common stock.

(5) At the effective time of the merger of Rockdale Community Bank ("Rockdale") into Regions Bank, Regions' principal Georgia banking subsidiary (the "Rockdale Effective Time"), each share of Rockdale common stock issued and outstanding at the Rockdale Effective Time, with certain exceptions, will be converted into .515116 of a share of Regions common stock, subject to possible adjustment in the event the average closing price of Regions common stock for a specified period is less than $33.70.

(6) At the effective time of the merger of Florida First Bancorp, Inc. ("Florida First") with and into Regions (the "Florida First Effective Time"), each share of Florida First common stock issued and outstanding at the Florida First Effective Time, with certain exceptions, will be converted into $11.65 in cash.

(7) At the effective time of the merger of Allied Bankshares, Inc. ("Allied") into Regions (the "Allied Effective Time"), each share of Allied common stock issued and outstanding at the Allied Effective Time, with certain exceptions, will be converted into .226 of a share of Regions common stock.

(8) At the effective time of the merger of West Carroll Bancshares, Inc. ("West Carroll") into Regions (the "West Carroll Effective Time"), each share of West Carroll common stock issued and outstanding at the West Carroll Effective Time, with certain exceptions, will be converted into 4 shares of Regions common stock.


   If the First Federal Acquisition and all of the Pending Acquisitions had been consummated on March 31, 1996, based on March 31, 1996 pro forma financial information, Regions' total consolidated assets would have increased by approximately $1.5 billion to approximately $19.0 billion; its total consolidated deposits would have increased by approximately $1.2 billion to approximately $15.4 billion; and its total consolidated stockholders' equity would have increased by approximately $96 million to approximately $1.6 billion.

      Consummation of the Pending Acquisitions is subject to the approval of certain regulatory agencies and of the stockholders of the institutions to be acquired and to the effectiveness of the registration statements filed or to be filed with the Securities and Exchange Commission. Moreover, the closing of each transaction is subject to various contractual conditions precedent. No assurance can be given that the conditions precedent to consummating the Pending Acquisitions will be satisfied in a manner that will result in the consummation of all of the Pending Acquisitions.

     Regions has purchased, in the open market, 1.8 million shares of Regions Common Stock to be issued in the First Gwinnett Acquisition, the Delta Acquisition, the ABH Acquisition, and the Rockdale Acquisition.

      As part of its ongoing business strategy, Regions continually evaluates business combination opportunities and frequently conducts due diligence activities in connection with possible business combinations. As a result, business combination discussions and, in some cases, negotiations frequently take place, and future business combinations involving cash, debt, or equity securities can be expected. Any future business combination or series of business combinations that Regions might undertake may be material, in terms of assets acquired or liabilities assumed, to Regions' financial condition. Recent business combinations in the banking industry typically have involved the payment of a premium over book and market values. This practice could result in dilution of book value and net income per share for the acquirer.

      Included as an exhibit to this Current Report, and incorporated herein by reference, is certain unaudited pro forma financial information of Regions as of March 31, 1996, prepared in accordance with Regulation S-X, giving effect to the above-discussed acquisitions.

ITEM 7.      FINANCIAL STATEMENTS AND EXHIBITS.

             (c)  Exhibits

             99 Unaudited Pro Forma Financial Information of Regions Financial Corporation.





                                   SIGNATURES


             Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                         REGIONS FINANCIAL CORPORATION
                                  (Registrant)



                           By:  /s/ ROBERT P. HOUSTON
                                ---------------------
                           Title:  Executive Vice President and Comptroller
                                   ----------------------------------------
Date:  June 26, 1996

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                                 EXHIBIT INDEX

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
                                                                     SEQUENTIAL
  EXHIBIT                      DESCRIPTION                             PAGE NO.
  -------                      -----------                          -----------
    99             Unaudited Pro Forma Financial Information
                   of Regions Financial Corporation ..............

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